UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2022 (August 25, 2022)

ECO SCIENCE SOLUTIONS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-166487	46-4199032
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

  1135 Makawao Avenue, Suite 103-188

Makawao, Hawaii  96768

  (Address of principal executive offices)

   (833) 464-3726

   (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Section 8 – Other Events

Item 8.01 – Other Events

Order Instituting Administrative Proceeding

On August 25, 2022 (the “Company”) became aware of the existence of an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934 (the “Order”), dated August 17, 2022, by the Securities and Exchange Commission (the “SEC”), naming the Company as a respondent, a copy of which is attached hereto as Exhibit 99.1. In the Order, the SEC stated that the Company is delinquent in its periodic filings with the SEC, failed to meet its obligations to file timely reports and failed to comply with Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules 13a-1 and 13a-13 thereunder. As stated in the Order, the SEC has deemed it necessary and appropriate for public administrative proceedings to be instituted to determine, among other things, whether it is necessary and appropriate to suspend for a period not exceeding twelve months, or revoke the registration of, the common stock of the Company, which is registered pursuant to Section 12 of the Exchange Act. Further, the Order stated that the Company failed to heed a delinquency letter sent to it by the Division of Corporation Finance requesting compliance with its periodic filing obligations. Although the Company has had the same address listed on its filings for the past six years, the Company never received a delinquency letter. Although the Company was not served, the Order states that the Company will have ten days after the date of service of the Order to provide the SEC with an answer to the Order.

On August 25, 2022, the Company responded to the Order via email and via the SEC’s eFAP system where filings are uploaded electronically, asking the SEC to not proceed with the Administrative Order and to allow the Company until the end of September to file its requisite financial statements. On September 5, 2022, Michael Rountree, CEO of the Company sent a follow up letter to the SEC asking for a response from the SEC to the letter sent on August 25, 2022. Further to the letter of September 5, 2022, on September 9, 2022, Mr. Rountree had a telephone conversation with the SEC to discuss the Administrative Order and the best course of action to preserve the value of the Company for its stockholders, including the manner in which, or whether, to provide a further answer to the Order or to participate in the administrative hearing. Pursuant to the conversation, Mr. Rountree was advised that there can be no assurance that the Company would be able to prevail at any administrative hearing or that the registration of the common stock of the Company, which is registered pursuant to Section 12 of the Exchange Act, would not be revoked or suspended.

On September 9, 2022, the Company received a draft Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Eco Science Solutions, Inc. (“Order”), as well as an Offer of Settlement of Eco Science Solutions, Inc. as to File No. 3-20971 (both attached as Exhibit 99.2).

On September 12, 2022, and further to the conversation with the SEC, and following a board meeting, it was determined that the Company should consent to the revocation of the Company’s common stock.

On September 14, 2022, Mr. Rountree executed both the Order and the Offer of Settlement in order for the SEC to revoke the Company’s common stock.

The SEC has indicated that it would take approximately 60 days for the revocation of the Company’s common stock to take place; at which time the trading of the Company’s common stock will cease, the Company’s periodic reporting obligations under Section 13(a) of the Exchange Act will terminate, and no member of a national securities exchange, broker or dealer will be permitted to use the mails or other means of interstate commerce to effect any transaction in or to induce the purchase or sale of any shares of the Company’s common stock.

The Company has determined that once the Company’s common stock has been revoked, the Company will move forward with filing a Form 10 with the SEC, as well as a Form 15c2-11 to re-register the Company’s common stock and the Company may, or may not, depending on what is available, get the trading symbol ESSI again.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

Item No.	Description
99.1	SEC Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Securities Exchange Act of 1934, dated August 17, 2022

99.2

Order Making Findings and Revoking Registration of Securities Pursuant to Section 12(j) of the Securities Exchange Act of 1934 as to Eco Science Solutions, Inc. and Offer of Settlement of Eco Science Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eco Science Solutions Inc.

Date: September 15, 2022	By:	/s/ Michael Rountree
Name: Michael Rountree
Title: Chief Executive Officer

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